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                                                                     EXHIBIT 3.2
                                     BYLAWS

                                       OF

                         THE PEPSI BOTTLING GROUP, INC.



                               ARTICLE 1 - OFFICES

     SECTION 1. OFFICES. The principal office of The Pepsi Bottling Group, Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be appropriate to the Corporation's business.


                      ARTICLE 2 - MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Meetings of stockholders shall be held at such places, either within or without the State of Delaware, as shall be designated in the notice of the meeting.

     SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held on such date and at such time as the Board of Directors shall determine each year in advance thereof, for the purpose of electing directors of the Corporation and the transaction of such business as may be a proper subject for action at the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called at any time by the Chairman of the Board or the Board, and shall be called by the Secretary upon the written request of stockholders holding of record in the aggregate at least twenty-five percent (25%) of the voting power of the issued and outstanding shares of Capital Stock of the Corporation entitled to vote at such meeting. Such special meeting shall be held at such time and at such place within or without the State of Delaware as may be fixed by the Chairman of the Board, in the case of meetings called by the Chairman of the Board, or by resolution of the Board, in the case of meetings called by the Board, and any meeting called at the request of stockholders pursuant hereto shall be held at the principal office of the Corporation within seventy-five (75) days from the receipt by the Secretary of such request. Any request for a special meeting of stockholders shall state the purpose or purposes of the proposed meeting, and such purpose or purposes shall be set forth in the notice of meeting, and the business transacted at any such special meeting shall be limited to such purpose or purposes.

     SECTION 4. NOTICE OF MEETINGS. At least 10 and no more than 60 days prior to any annual or special meeting of stockholders, the Corporation shall notify stockholders


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of the date, time and place of the meeting. Unless otherwise required by the
Certificate of Incorporation or by statute, the Corporation shall be required to give notice only to stockholders entitled to vote at the meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are stockholders as of the new record date. If mailed, notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the stockholder's address shown in the Corporation's current record of stockholders.

     SECTION 5. QUORUM, PRESIDING OFFICER. Except as otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders of the Corporation, the presence in person or by proxy of the holders of record of outstanding shares of Capital Stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all the outstanding shares of Capital Stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum at such meeting or any adjournment thereof, the holders of record of such shares, entitled to cast a majority of all votes which could be cast at such meeting, so present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Meetings of stockholders shall be presided over by the Chairman of the Board, or, if the Chairman is not present, by another officer or director who shall be designated to serve in such event by the Board. The Secretary of the Corporation, or an Assistant Secretary designated by the officer presiding at the meeting, shall act as Secretary of the meeting.

     SECTION 6. VOTING. Except as otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders of the Corporation, each stockholder shall be entitled to one vote in person or by proxy for each share of Capital Stock of the Corporation registered in the name of such stockholder on the books of the Corporation on the date fixed pursuant to these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting. No proxy shall be voted after eleven (11) months from its date unless said proxy provides for a longer period. Shares of its Capital Stock belonging to the Corporation shall not be voted either directly or indirectly. The vote for the election of directors, other matters expressly prescribed by statute, and, upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by ballot.

     SECTION 7. NOTICE OF STOCKHOLDER PROPOSAL. For business proposed by a stockholder to be a proper subject for action at an annual meeting of stockholders, in addition to any requirement of law, the stockholder must timely request (by certified mail - return receipt requested) that the proposal be included in the Corporation's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.



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     SECTION 8. POSTPONEMENT OF STOCKHOLDERS MEETING. A scheduled annual or special meeting of stockholders may be postponed by the Board of Directors by public notice given at or prior to the time of the meeting.


                         ARTICLE 3 - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. Except as otherwise expressly provided in the Certificate of Incorporation or by statute, the Board of Directors shall have the exclusive power and authority to direct management of the business and affairs of the Corporation and shall exercise all corporate powers, and possess all authority, necessary or appropriate to carry out the intent of this provision, and which are customarily exercised by the board of directors of a public company.

     SECTION 2. NUMBER, TERM AND QUALIFICATION. The number, term and qualifications of directors of the Corporation shall be as provided in the Certificate of Incorporation.

     SECTION 3. VACANCIES. Vacancies occurring in the Board of Directors shall be filled only as provided in the Certificate of Incorporation.

     SECTION 4. COMPENSATION. Compensation for the services of directors as such shall be determined exclusively by the Board of Directors as provided in the Certificate of Incorporation.


                        ARTICLE 4 - MEETINGS OF DIRECTORS

     SECTION 1. ANNUAL AND REGULAR MEETINGS. All annual and regular meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion.

     SECTION 3. NOTICE OF MEETINGS. Unless the Board of Directors by resolution determines otherwise, all meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Secretary shall give such notice of any meetings called by the Board by such means of communication as may be specified by the Board.

     SECTION 4. QUORUM. A majority of directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.



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     SECTION 5. MANNER OF ACTING. A majority of directors who are present at a meeting at which a quorum is present will constitute the required vote to effect any action taken by the Board of Directors.

     SECTION 6. ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.

     SECTION 7. MEETING BY COMMUNICATIONS DEVICE. Directors may participate in any meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.


                             ARTICLE 5 - COMMITTEES

     SECTION 1. ELECTION AND POWERS. The Board of Directors may appoint such committees with such members who shall have such powers and authority as may be determined by the Board. To the extent specified by the Board of Directors or in the Certificate of Incorporation, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that no committee shall have authority to do the following:

     (a)  Authorize distributions.

     (b) Approve or propose to stockholders action required to be approved by stockholders.

     (c)  Fill vacancies on the Board of Directors or on any of its committees.

     (d)  Amend the Certificate of Incorporation.

     (e)  Adopt, amend or repeal the Bylaws.

     (f)  Approve a plan of merger not requiring stockholder approval.

     (g) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

     (h) Authorize or approve the issuance, sale or contract for sale of shares, except that the Board of Directors may authorize a committee (or a senior


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          executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

     SECTION 2. REMOVAL; VACANCIES. Unless the Board of Directors by resolution determines otherwise, any member of a committee may be removed at any time exclusively by the Board of Directors, with or without cause, and vacancies in the membership of a committee as a result of death, resignation, disqualification or removal shall be filled by vote of a majority of the whole Board of Directors.

     SECTION 3. MEETINGS. The provisions of Article 4 governing meetings of the Board of Directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to each committee of the Board and its members to the extent not otherwise prescribed by the Board in the resolution authorizing the establishment of the committee.

     SECTION 4. MINUTES. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.


                              ARTICLE 6 - OFFICERS

     SECTION 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be a Chairman of the Board of Directors, who shall be chosen from among the directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. One person may hold any two offices.

     SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATION. The principal officers of the Corporation shall be elected annually by the Board and each shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign. Any officer may be removed at any time by the Board with or without cause.

     SECTION 3. GENERAL POWERS OF OFFICERS. Except as may be otherwise provided in these Bylaws or the Delaware General Corporation Law, the Chairman, the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Controller, the Treasurer, the Secretary, or any one of them, may (i) execute and deliver in the name of the Corporation, in the name of any division of the Corporation, or in both names, any agreement, contract, deed, instrument, power of attorney or other document pertaining to the business affairs of the Corporation or any division of the Corporation, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, deed, instrument, power of attorney or other document.

     SECTION 4. CHAIRMAN. The Chairman shall preside at the meetings of the Board, and may call meetings of the Board and of any committee thereof whenever he deems it necessary, and he shall call to order and preside at all meetings of the stockholders of the Corporation. In addition, he shall have such other powers and duties as the Board



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shall designate from time to time. The Chairman of the Board of Directors shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of the chief executive officer.

     SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed by these Bylaws.

     SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed by these Bylaws. The Chief Financial Officer shall present to the Board such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer may require and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Chief Financial Officer.

     SECTION 8. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe. The Board may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, or with such other title as the Board may deem appropriate.

     SECTION 9. THE TREASURER. The Treasurer shall keep, deposit, invest and disburse the funds and securities of the Corporation, shall keep full and accurate accounts of the receipts and disbursements of the Corporation, shall maintain insurance coverage on the Corporation's assets, and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Chief Executive Officer or the Board.

     SECTION 10. THE SECRETARY. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be custodian of the seal of the Corporation, and shall affix and attest the seal to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, and, in general, shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Chairman, the Chief Executive Officer or the Board.

     SECTION 11. THE CONTROLLER. The Controller shall be the chief accounting officer of the Corporation, shall have charge of its accounting department and shall keep or cause to be kept complete and accurate records of the assets, liabilities, business and transactions of the Corporation.



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     SECTION 12. ADDITIONAL OFFICERS. The Board may elect or appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer.

     SECTION 13. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time in the manner prescribed by the Board.

     SECTION 14. VOTING UPON SECURITIES. Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, the Chief Operating Officer, or any Vice President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any entity in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any person or persons.

     SECTION 15. CONTINUING DETERMINATION BY BOARD. All powers and duties of the officers shall be subject to a continuing determination by the Board of Directors.

                            ARTICLE 7 - CAPITAL STOCK

     SECTION 1. CERTIFICATES. Unless the Board determines otherwise, shares of the Capital Stock of the Corporation shall be represented by certificates. The name and address of the persons to whom shares of Capital Stock of the Corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Certificates for shares of the Capital Stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. Each certificate shall be signed (either manually or by facsimile) by (a) the Chairman, or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer or (b) any two officers designated by the Board of Directors. Each certificate may be sealed with the seal of the Corporation or a facsimile thereof.

     SECTION 2. TRANSFER OF SHARES. Transfers of shares shall be made on the stock transfer records of the Corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the holder of record or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be canceled before new certificates for the shares shall be issued.

     SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars or transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar.


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      SECTION 4.  REGULATIONS.  The Board of Directors may make such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of Capital or Preferred Stock of the Corporation.

     SECTION 5. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for the determination of stockholders. The record date shall not be more than 60 days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of stockholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of stockholders is taken.

     SECTION 6. LOST CERTIFICATES. In case of loss, theft, mutilation or destruction of any certificate evidencing shares of the Capital or Preferred Stock of the Corporation, another may be issued in its place upon proof of such loss, theft, mutilation or destruction and upon the giving of indemnity or other undertaking of the Corporation in such form and in such sum as the Board may direct.

                          ARTICLE 8 - GENERAL PROVISIONS

     SECTION 1. DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors may from time to time declare and the Corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

     SECTION 2. SEAL. The seal of the Corporation shall be any form approved from time to time by the Board of Directors.

     SECTION 3. WAIVER OF NOTICE. Whenever notice is required to be given to a stockholder, director or other person under the provisions of these Bylaws, the Certificate of Incorporation or applicable statute, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the Corporation, shall be equivalent to giving the notice.

     SECTION 4. DEPOSITORIES. The Chairman, the Chief Executive Officer, the Chief Financial Officer, and the Treasurer are each authorized to designate depositories for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositories and signatories, with the same force and


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effect as if each such depository and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depository designated by the Chairman, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

     SECTION 5. SIGNATORIES. Unless otherwise designated by the Board or by the Chairman, the Chief Executive Officer, the Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances and orders for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or either signed or countersigned by the Chairman, the Chief Executive Officer, any Executive Vice President, any Senior Vice President or any Vice President in lieu of either the officers designated in (a) or the officers designated in (b) of this Section.

     SECTION 6. PROXIES. Unless otherwise provided by a resolution of the Board, the Chief Executive Officer, or any Vice President or Secretary or Assistant Secretary designated by the Board may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper.

     SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     SECTION 8. AMENDMENTS. These Bylaws may be amended or repealed by the Board of Directors, including any Bylaw adopted, amended, or repealed by the stockholders generally. These Bylaws may be amended or repealed by the stockholders even though the Bylaws may also be amended or repealed by the Board of Directors.




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